Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223526

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 21, 2018

Prospectus supplement

(To prospectus dated March 8, 2018)

3,750,000 shares

Common stock

We are offering 3,750,000 shares of our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MYOK”. On May 18, 2018, the last reported sale price of our common stock on the Nasdaq Global Select Market was $51.75 per share.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds to MyoKardia, Inc. before expenses	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 562,500 shares of our common stock.

Sanofi S.A. (“Sanofi”), our strategic collaboration partner and one of our existing stockholders (through its wholly owned subsidiary, Aventis Inc.), has indicated an interest in purchasing up to an aggregate of approximately 200,000 shares of our common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to Sanofi than it indicated an interest in purchasing or sell no shares to Sanofi, and Sanofi could determine to purchase fewer shares than it indicated an interest in purchasing or purchase no shares in this offering. The underwriters will receive the same underwriting discount on any shares purchased by Sanofi as they will on any other shares sold to the public in this offering.

Investing in our common stock involves a high degree of risk. See “Risk factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about May     , 2018.

J.P. Morgan	BofA Merrill Lynch	Credit Suisse	Wells Fargo Securities

May     , 2018

i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated March 8, 2018, included in our registration statement on Form S-3 (File No. 333-223526) that became effective automatically upon filing with the Securities and Exchange Commission (the “SEC”), along with the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

When we refer to “MyoKardia,” “we,” “our,” “us” and the “Company” in this prospectus, we mean MyoKardia, Inc. and, where appropriate, our subsidiary, unless otherwise specified. When we refer to “you,” we mean the holders of our common stock.

Prospectus supplement summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8 and in the documents incorporated herein by reference.

Company overview

We are a clinical stage biopharmaceutical company pioneering a precision medicine approach to discover, develop and commercialize targeted therapies for the treatment of serious and neglected rare cardiovascular diseases. Our initial focus is on the treatment of heritable cardiomyopathies, a group of rare, genetically-driven forms of heart failure that result from biomechanical defects in cardiac muscle contraction. We have used our precision medicine platform to generate a robust pipeline of therapeutic programs for the chronic treatment of the two most common forms of heritable cardiomyopathy—hypertrophic cardiomyopathy (HCM), and dilated cardiomyopathy (DCM). Our mission is to change the world for patients with serious cardiovascular disease through bold and innovative science.

Our lead candidate, mavacamten is advancing into a pivotal Phase 3 clinical trial, known as EXPLORER-HCM in patients with symptomatic, obstructive HCM (oHCM). Mavacamten is intended to reduce cardiac muscle contractility by inhibiting the excessive myosin-actin crossbridge formation that underlies the excessive contractility, left ventricular hypertrophy and reduced compliance characteristic of HCM. In 2016, mavacamten was granted Orphan Drug Designation by the U.S. Food and Drug Administration, or the FDA, for the treatment of symptomatic oHCM. We are also studying mavacamten for a second potential indication, symptomatic, non-obstructive HCM (nHCM), in a Phase 2 clinical trial, known as MAVERICK-HCM. A second product candidate, MYK-491, is a myosin activator designed to restore the inadequate output characteristic of a DCM heart by targeting the biomechanical defects underlying disease and improving cardiac contractility. MYK-491 has completed its first-in-human Phase 1 clinical trial in healthy volunteers and we are currently enrolling patients in a Phase 1b clinical trial.

We have never been profitable and have incurred net losses in each year since inception. Our net loss for the years ended December 31, 2017 and 2016, before revisions due to the adoption of ASC 606 “Revenue from Contracts with Customers”, was $46.0 million and $13.2 million, respectively. As of March 31, 2018, we had an accumulated deficit of $152.7 million. To date, we have not generated any product revenue. We do not expect to receive any revenue from any product candidates that we develop until we obtain regulatory approval and commercialize our products or enter into additional collaborative agreements with third parties. Substantially all of our net losses have resulted from costs incurred in connection with our research and development programs and from general and administrative costs associated with our operations. As of March 31, 2018, we had $259.3 million of cash, cash equivalents, and investments (short-term and long-term). We expect our current cash, cash equivalents and investments, together with anticipated payments under our collaboration agreement with Sanofi, to fund our planned operations into 2020.

Recent developments

In May 2018, we announced the design of our planned Phase 3 clinical trial, known as EXPLORER-HCM, to evaluate mavacamten for the potential treatment of patients with symptomatic oHCM. We expect to dose the first patient in the EXPLORER-HCM trial in the second quarter of 2018, and we anticipate that data from this trial will be available in the second half of 2020.

EXPLORER-HCM is a multi-national randomized double-blind study designed to assess the effects of a 30-week treatment of mavacamten versus placebo with a primary endpoint of clinical response. The clinical response endpoint is intended to broadly capture the potential benefits of treatment with mavacamten on how patients feel and function by utilizing both peak oxygen consumption (peak VO2) and New York Heart Association (NYHA) functional classification. Clinical response can be achieved by meeting either of two definitions: 1) an improvement of at least 1.5 mL/kg/min in peak VO2 accompanied by a reduction from baseline of at least one NYHA functional class, or 2) an improvement from baseline of 3.0 mL/kg/min or greater in peak VO2 without worsening in NYHA functional class.

Approximately 220 patients will be enrolled and randomized on a 1:1 basis to receive either mavacamten or placebo. The EXPLORER-HCM trial design includes two opportunities for individualized dose adjustment throughout the 30-week treatment period. Patients in the active treatment arm will start on a once-daily 5mg dose of mavacamten. At Weeks 8 and 14, daily doses may be increased to 10mg or 15mg, or remain unchanged, based on measurements of provoked left ventricular outflow tract (LVOT) gradient conducted at Weeks 6 and 12. A reduction in provoked LVOT gradient under 50 mmHg has been shown in PIONEER to correlate to improvements in several clinical measurements, including NYHA class and peak VO2. All assessments and dose adjustments will be conducted in a blinded fashion. Patients will be allowed to maintain their HCM-related background medications for the duration of the EXPLORER-HCM Phase 3 trial, including beta blockers or calcium channel blockers.

Secondary endpoints in the Phase 3 EXPLORER-HCM trial will include the average change from baseline in post-exercise peak LVOT gradient, NYHA functional class, peak VO2, the proportion of patients achieving post-exercise peak LVOT gradient below 50 mmHg or 30 mmHg at Week 30 and patient-reported outcome measures. Exploratory endpoints will include changes in echocardiographic indices of cardiac structure and function, N-terminal pro b-type natriuretic peptide (NT-proBNP) concentrations, quality of life questionnaire scores and daily physical activity assessed using a wearable accelerometer.

Throughout the EXPLORER-HCM study, patients will be monitored for adverse events and certain assessments will be performed. If at any time during the trial, a patient’s plasma concentration is above an upper target range or LVEF falls below the normal range, doses of mavacamten may be decreased. Following the 30-week treatment period and eight-week post-treatment wash-out period, patients will be able to participate in a long-term extension study of mavacamten.

In May 2018, we also announced the dosing of the first patient in the PIONEER open-label extension (PIONEER-OLE) study of mavacamten for symptomatic oHCM. The PIONEER-OLE study, which will enroll patients who previously completed the Phase 2 PIONEER-HCM trial, is intended to provide data on longer-term exposure to mavacamten. Patients will receive an individualized daily dose of 5mg, 10mg, or 15 mg of mavacamten, with a dose adjustment at week 6 based on pharmacodynamic and pharmacokinetic criteria, as well as the patient’s past experience with mavacamten. We anticipate reporting the first interim data update from the PIONEER-OLE study in the first quarter of 2019.

In April 2018, we announced that the first patient had been dosed in the Phase 2 MAVERICK-HCM clinical trial, which is the first clinical trial of mavacamten in nHCM. In nHCM, the heart contracts excessively, but no physical obstruction is present in the outflow tract of the left ventricle. As a result of the hypercontractility, the left ventricle becomes abnormally thick and fibrotic, which prevents the heart from being able to relax and fill with blood normally. The Phase 2 MAVERICK-HCM trial is a double-blind, placebo-controlled study designed to assess the safety and tolerability of a 16-week treatment course of mavacamten. The trial is expected to enroll approximately 60 patients with nHCM and preserved left ventricular ejection fraction. Patients will be randomized evenly into three groups to receive a once-daily dose of mavacamten targeting one of two plasma concentration levels of drug or placebo. Secondary endpoints from the trial will assess the effect of mavacamten on exercise capacity as measured by peak VO2, changes in NYHA functional classification, diastolic and systolic function as measured by echocardiography, symptoms and quality of life measures, NT pro-BNP levels and patient activity as measured by a wrist-worn accelerometer. In addition to the 16-week treatment period, patients will participate in a screening period of up to four weeks and will be monitored for an additional eight weeks after discontinuation of mavacamten. We expect to report topline data from the MAVERICK-HCM trial in the second half of 2019.

In March 2018, data from both cohorts of the Phase 2 PIONEER-HCM clinical trial were presented at the American College of Cardiology (ACC) 67th Annual Scientific Session. In the PIONEER-HCM Phase 2 clinical trial of 21 symptomatic oHCM patients, mavacamten achieved the primary endpoint of reduction in post-exercise LVOT gradient from baseline to week 12 with statistical significance across both cohorts tested. Improvements in peak VO2, NYHA classification and dyspnea rating scores were also observed. Mavacamten was generally well-tolerated.

In February 2018, we initiated a single-ascending dose study of MYK-491 in symptomatic DCM patients with stable, moderate heart failure. The objectives of this randomized, double-blind, placebo-controlled Phase 1b trial are to assess safety, tolerability, preliminary pharmacokinetics and pharmacodynamics of MYK-491 in DCM patients, including echocardiographic measures of effect on contractility. We anticipate reporting data from this trial in the second half of 2018. Data from the Phase 1 program of MYK-491 will inform a Phase 2 clinical study of MYK-491 in DCM patients, which is planned to begin dosing in the second half of 2018.

In addition, we are advancing a third program toward clinical development and anticipate filing an Investigational New Drug application in the next 12-18 months.

Corporate information

We were incorporated in Delaware in June 2012. Our principal executive offices are located at 333 Allerton Ave., South San Francisco, California 94080. Our telephone number is (650) 741-0900 and our e-mail address is info@myokardia.com. Our Internet website address is www.myokardia.com. No portion of our website is incorporated by reference into this prospectus. We do not incorporate the information on or accessible through our website into this prospectus supplement or the underlying prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the underlying prospectus. Our common stock trades on the Nasdaq Global Select Market under the symbol “MYOK”.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of: (i) December 31, 2020, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more, (iii) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during any three-year period before that time.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

The offering

Common stock offered by us	3,750,000 shares (or 4,312,500 shares if the underwriters exercise their option to purchase additional shares in full)

Common stock to be outstanding immediately after this offering	39,672,982 shares (or 40,235,482 shares if the underwriters exercise their option to purchase additional shares in full)

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 562,500 additional shares of our common stock.

Use of proceeds	We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term and long-term investments, to fund research and development activities for our development programs, including, but not limited to, our planned Phase 3 EXPLORER-HCM clinical trial of mavacamten and our planned Phase 2 clinical trial of MYK-491, as well as our other ongoing and planned clinical trials for mavacamten and MYK-491, our ongoing preclinical, discovery and research programs and the expansion of our platform, and for working capital and other general corporate purposes. See also the section entitled “Use of proceeds” on page S-14 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk factors” beginning on page S-8 of this prospectus supplement, as well as those “Risk factors” incorporated by reference into this prospectus supplement, for a discussion of factors you should consider carefully before deciding to purchase any shares of our common stock.

Nasdaq Global Select Market symbol	MYOK

The number of shares of our common stock to be outstanding immediately after this offering is based on 35,922,982 shares of our common stock outstanding as of March 31, 2018. The number of shares outstanding as of March 31, 2018 excludes:

•	3,793,364 shares of common stock issuable upon the exercise of stock options and awards outstanding as of March 31, 2018, at a weighted average exercise price of $22.15 per share;

•	170,420 shares of common stock issuable upon the exercise of outstanding stock options and awards granted subsequent to March 31, 2018, at a weighted average exercise price of $42.23 per share; and

•	2,164,614 shares of common stock reserved for future issuance under our 2015 Stock Option and Incentive Plan and our 2015 Employee Stock Purchase Plan as of March 31, 2018.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 562,500 shares of our common stock.

Indications of interest

Sanofi, our strategic collaboration partner and one of our existing stockholders (through its wholly owned subsidiary Aventis Inc.), has indicated an interest in purchasing up to an aggregate of approximately 200,000 shares of our common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to Sanofi than it indicated an interest in purchasing or sell no shares to Sanofi, and Sanofi could determine to purchase fewer shares than it indicated an interest in purchasing or purchase no shares in this offering.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment.

Risks related to our equity securities and this offering

The market price of our common stock has been and may continue to be highly volatile.

The market price of our common stock has experienced volatility since our initial public offering in October 2015 and is likely to continue to be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

•	adverse results or delays in preclinical studies or clinical trials;

•	reports of adverse events in clinical trials of our product candidates or in other products for the treatment of cardiovascular diseases or clinical trials of such products;

•	inability to obtain additional funding;

•	any delay in filing an IND or NDA for any of our product candidates and any adverse development or perceived adverse development with respect to the FDA’s review of that IND or NDA;

•	failure to develop successfully and commercialize our product candidates;

•	any adverse developments relating to our Collaboration Agreement with Sanofi, or any failure to maintain our existing strategic collaborations or enter into new collaborations;

•	failure by us or our licensors and strategic collaborators to prosecute, maintain or enforce our intellectual property rights;

•	changes in laws or regulations applicable to future products;

•	inability to obtain adequate product supply for our product candidates or the inability to do so at acceptable prices;

•	adverse regulatory decisions affecting our product candidates or development programs;

•	introduction of new products, services or technologies by our competitors;

•	failure to meet or exceed financial projections we may provide to the public or to the investment community;

•	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us, our strategic collaboration partner or our competitors;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	additions or departures of key scientific or management personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	changes in the market valuations of similar companies;

•	sales of our common stock by us or our stockholders in the future; and

•	trading volume of our common stock.

In addition, companies trading in the stock market in general, and the Nasdaq Global Select Market in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree or in ways that ultimately may not increase the value of your investment.

We will have broad discretion over the use of proceeds from this offering. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund research and development activities for our development programs, including, but not limited to, our planned Phase 3 EXPLORER-HCM clinical trial of mavacamten and our planned Phase 2 clinical trial of MYK-491, as well as our other ongoing and planned clinical trials for mavacamten and MYK-491, our ongoing preclinical, discovery and research programs and the expansion of our platform, and for working capital and other general corporate purposes. Our failure to apply the net proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. In addition, the net proceeds from this offering may not be sufficient for our anticipated uses, and we may need additional resources to progress our product candidates to the stage we expect. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the pro forma book value per share of our tangible assets after subtracting our liabilities as of March 31, 2018. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $41.69 per share based on the assumed public offering price of $51.75 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on May 18, 2018.

Further, investors purchasing shares of common stock in this offering will contribute approximately 29% of the total amount invested by stockholders since our inception (or 32% of the total amount invested by our stockholders since our inception if the underwriters’ option to purchase additional shares is exercised in full), but will own only approximately 9% of the shares of common stock outstanding (or 11% of the shares of common stock outstanding if the underwriters’ option to purchase additional shares is exercised in full). For information on how the foregoing amounts were calculated, see “Dilution.”

This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered to investors in this offering, and the exercise price of stock options granted to our employees. The exercise of any of these options would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Significant portions of our outstanding shares of common stock are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

We have also registered all shares of our common stock subject to options or other equity awards issued or reserved for future issuance under our equity incentive plans. As a result, these shares will be eligible for sale in the public market to the extent permitted by any applicable vesting requirements and the exercise of options, and restrictions under applicable securities laws. In addition, our directors, executive officers and certain affiliates have established, or may in the future establish, programmed selling plans under Rule 10b5-1 of the Exchange Act for the purpose of effecting sales of our common stock. If any of these events cause a large number of our shares to be sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital. Moreover, certain holders of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. In particular, we have filed a registration statement on Form S-3 registering for resale 9,184,352 shares of common stock held by entities affiliated with our major shareholder, Third Rock Ventures, which was declared effective by the SEC on July 21, 2017. These shares, together with any additional shares that we may register for resale, can be freely sold in the public market. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Pursuant to the 2015 Stock Option and Incentive Plan, we are authorized to grant stock options and other equity-based awards to our employees, directors and consultants. Beginning on January 1, 2017, the number of shares available for future grant under the 2015 Stock Option and Incentive Plan automatically increases each year by up to 4% of all shares of our capital stock outstanding as of December 31 of the prior calendar year, subject to the ability of our board of directors to take action to reduce the size of the increase in any given year. In addition, pursuant to the 2015 Employee Stock Purchase Plan, we initially reserved 255,000 shares for purchase by eligible employees. Beginning on January 1, 2017 and ending on January 1, 2025, the number of shares available for future issuance under the 2015 Employee Stock Purchase Plan automatically increases each year by up to the lesser of 3,000,000 shares of common stock or 1% of all shares of our capital stock outstanding as of December 31 of the prior calendar year, subject to the ability of our board of directors to take action to reduce the size of the increase in any given year. Currently, we plan to register the increased number of shares available for issuance under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan each year. If our board of directors elects to increase the number of shares available for future grant under these plans by the maximum amount each year, our stockholders may experience additional dilution, which could cause our stock price to fall.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of March 31, 2018, our executive officers, directors, five percent or greater stockholders and their affiliates beneficially own approximately 41.6% of our outstanding voting stock. In addition, Sanofi, our strategic collaboration partner and one of our existing stockholders (through its wholly owned subsidiary Aventis Inc.), has indicated an interest in purchasing up to an aggregate of approximately 200,000 shares of our common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. If Sanofi were to purchase 200,000 shares of our common stock, our executive officers, directors, five percent or greater stockholders and their affiliates will beneficially own approximately 33.5% of our outstanding voting stock upon the closing of this offering (assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options). These stockholders will have the ability to influence us through their ownership positions. These stockholders may be able to determine all matters requiring stockholder approval. For example, these stockholders, acting together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts may not publish an adequate amount of research on our company, which may negatively impact the trading price for our stock. In addition, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. Further, if our operating results fail to meet the forecasts of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Changes in tax law may adversely affect us or our investors.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many such changes have been made and changes are likely to continue to occur in the future. It cannot be predicted whether, when, in what form, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or issued, which could result in an increase in our or our shareholders’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law.

Cautionary note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk factors” in this prospectus supplement and in the documents incorporated by reference herein, and elsewhere in this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, whether as a result of any new information, future events, changed circumstances or otherwise.

Use of proceeds

We estimate that we will receive net proceeds of approximately $181.8 million from the sale of 3,750,000 shares of our common stock offered in this offering, based on the assumed public offering price of $51.75 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase up to an additional 562,500 shares in full, we estimate that the net proceeds of the shares we sell in this offering will be approximately $209.1 million.

A $1.00 increase (decrease) in the assumed public offering price of $51.75 per share would increase (decrease) the net proceeds from this offering by approximately $3.5 million, assuming that the number of shares we are offering, as set forth on the cover page of this prospectus supplement, remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 500,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately $24.3 million, assuming that the assumed public offering price, as set forth on the cover page of this prospectus supplement, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term and long-term investments, to fund research and development activities for our development programs, including, but not limited to, our planned Phase 3 EXPLORER-HCM clinical trial of mavacamten and our planned Phase 2 clinical trial of MYK-491, as well as our other ongoing and planned clinical trials for mavacamten and MYK-491, our ongoing preclinical, discovery and research programs and the expansion of our platform, and for working capital and other general corporate purposes. We expect our current cash, cash equivalents and investments, together with anticipated payments under our collaboration agreement with Sanofi and the anticipated net proceeds from this offering, to fund our planned operations into 2021.

We may also use a portion of the net proceeds to in-license, acquire or invest in new businesses, technology or assets. Although we have no specific agreements, commitments or understandings with respect to any in-license or acquisition, we evaluate such opportunities and engage in related discussions with other business entities from time to time.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of March 31, 2018 was approximately $217.2 million, or approximately $6.05 per share of common stock based upon 35,922,982 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of March 31, 2018.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the issuance and sale by us of 3,750,000 shares of our common stock at the assumed public offering price of $51.75 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on May 18, 2018, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2018 would have been $398.9 million, or $10.06 per share of our common stock. This represents an immediate increase in net tangible book value of $4.01 per share to our existing stockholders and an immediate dilution in net tangible book value of $41.69 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$51.75
Net tangible book value per share as of March 31, 2018	$6.05
Increase in net tangible book value per share attributable to the offering	4.01

As adjusted net tangible book value per share after giving effect to the offering		$10.06

Dilution in net tangible book value per share to new investors in this offering		$41.69

A $1.00 increase (decrease) in the assumed public offering price of $51.75 per share would increase (decrease) our as adjusted net tangible book value per share after this offering by approximately $0.08 and the dilution per share to investors participating in this offering would increase (decrease) by approximately $0.92, assuming that the number of shares we are offering, as set forth on the cover page of this prospectus supplement, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. A 500,000 share increase in the number of shares offered by us would increase our as adjusted net tangible book value per share after this offering by approximately $0.48 and the dilution per share to investors in this offering would decrease by approximately $0.48, assuming that the assumed public offering price, as set forth on the cover page of this prospectus supplement, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a 500,000 share decrease in the number of shares offered by us would decrease our as adjusted net tangible book value per share after this offering by approximately $0.49 and the dilution per share to investors in this offering would increase by approximately $0.49, assuming that the assumed public offering price, as set forth on the cover page of this prospectus supplement, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase up to 562,500 additional shares of common stock at the assumed public offering price of $51.75 per share, the pro forma net tangible book value after this offering would be $10.59 per share of our common stock, representing an increase of pro forma net tangible book value of $4.54 per share to our existing stockholders and an immediate dilution of $0.53 per share to new investors purchasing shares in this offering.

The number of shares of our common stock to be outstanding immediately after this offering is based on 35,922,982 shares of our common stock outstanding as of March 31, 2018. The number of shares outstanding as of March 31, 2018 excludes:

•	3,793,364 shares of common stock issuable upon the exercise of stock options and awards outstanding as of March 31, 2018, at a weighted average exercise price of $22.15 per share;

•	170,420 shares of common stock issuable upon the exercise of outstanding stock options and awards granted subsequent to March 31, 2018, at a weighted average exercise price of $42.23 per share; and

•	2,164,614 shares of common stock reserved for future issuance under our 2015 Stock Option and Incentive Plan and our 2015 Employee Stock Purchase Plan as of March 31, 2018.

Sanofi, our strategic collaboration partner and one of our existing stockholders (through its wholly owned subsidiary Aventis Inc.), has indicated an interest in purchasing up to an aggregate of approximately 200,000 shares of our common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to Sanofi than it indicated an interest in purchasing or sell no shares to Sanofi, and Sanofi could determine to purchase fewer shares than it indicated an interest in purchasing or purchase no shares in this offering. The above discussion and tables do not reflect any potential purchases in this offering by Sanofi.

Material U.S. federal income tax consequences to Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or other taxable disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or other taxable disposition

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and, beginning on January 1, 2019, will apply to payments of gross proceeds from the sale or other disposition of such stock.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC

Total	3,750,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to 562,500 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase the additional shares. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Sanofi, our strategic collaboration partner and one of our existing stockholders (through its wholly owned subsidiary Aventis Inc.), has indicated an interest in purchasing up to an aggregate of approximately 200,000 shares of our common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to Sanofi than it indicated an interest in purchasing or sell no shares to Sanofi, and Sanofi could determine to purchase fewer shares than it indicated an interest in purchasing or purchase no shares in this offering. The underwriters will receive the same underwriting discount on any shares purchased by Sanofi as they will on any other shares sold to the public in this offering.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $665,000. We have agreed to reimburse the underwriters for up to $25,000 for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not offer, sell, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC for a period of 90 days after the date of this prospectus supplement. The restrictions described in this paragraph do not apply to (a) grants of employee stock options or other equity-based awards pursuant to the terms of our equity inventive plans, (b) issuances of shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock pursuant to the exercise of such options or other equity-based awards, (c) issuances of shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof, (d) the issuance of shares of our common stock in this offering, or (e) the entry into any agreement providing for our issuance of common stock or securities exercisable or convertible into common stock in connection with (x) our acquisition of the securities, business, intellectual property or other assets of any person or entity or pursuant to an employee benefit plan assumed by us in connection with any such acquisition, and the issuance of any common stock or securities exercisable or convertible into common stock pursuant to any such agreement or (y) the entry into any agreement relating to a joint venture, licensing transaction, collaboration or other strategic transaction; provided, that the aggregate number of shares of common stock (and securities exercisable or convertible into common stock) that we may sell or issue or agree to sell or issue pursuant to this clause (e) may not exceed 5.0% of the total outstanding shares of our capital stock following the completion of this offering; and provided in the case of clauses (b), (c) and (e), the recipients of such securities agree to be bound by a lockup letter in the form executed by our directors and officers.

Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions is to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC for a period of 90 days after the date of this prospectus supplement. If, prior to the expiration of such period, a request to release securities subject to a lock-up agreement is received, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC will consider, among other factors, such holder’s reasons for requesting the release, the number of securities for which the release is being requested and market conditions at the time. The restrictions described in this paragraph do not apply to:

a)	any shares of our common stock acquired by the lock-up signatory in the open market;

b)	the exercise with cash of stock options or other similar awards granted pursuant to our equity incentive plans, provided that such restrictions shall apply to any of the lock-up signatory’s shares of common stock issued upon such exercise or the cashless exercise of stock options (the term cashless exercise being intended to include the surrender of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price) for the purposes of exercising such stock options solely in the case of termination of employment or board service following death, disability or other than for cause (including any such transfer in respect of tax liabilities arising from such exercise) if such options would otherwise expire;

c)	the establishment of any contract, instruction or plan (“Plan”), that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that no sales of the lock-up signatory’s shares of common stock shall be made pursuant to such a Plan prior to the expiration of the applicable period referred to above;

d)	transfers of our common stock or other securities as a bona fide gift or gifts not involving a disposition for value or for bona fide estate planning purposes, as a bona fide gift to a charity or educational institution, transfers to a member or members of the lock-up signatory’s family or to a trust, the direct or indirect beneficiaries of which are the lock-up signatory and/or a member or members of the lock-up signatory’s family, by testate succession or intestate distribution, if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary, distributions not involving a disposition for value of shares of our common stock or such other securities to members, partners or stockholders of, or owner of a similar equity interest in, the lock-up signatory or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the lock-up signatory, or transfers of our common stock or any security convertible into or exchangeable for shares of our common stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order provided that each donee, distributee or transferee, as the case may be, agrees to be subject to the same restrictions as the lock-up signatory;

e)	the transfer of the lock-up signatory’s shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock to us pursuant to any contractual arrangement in effect on the date of the lock-up agreement that provides for the repurchase of the lock-up signatory’s shares of common stock or such other securities by us or in connection with the termination of the lock-up signatory’s employment or other service relationship with us; and

f)	the sale or transfer of the lock-up signatory’s shares of our common stock under a trading plan (a “Trading Plan”) pursuant to Rule 10b5-1 promulgated under the Exchange Act that has been entered into prior to the date hereof which has been provided to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC or their legal counsel.

In the case of a transfer or distribution pursuant to clause (a), no filing under the Exchange Act or other public announcement shall be required or voluntarily made by or on behalf of the transferee during the applicable period referred to above with respect to the subsequent sales of such shares of common stock acquired by the lock-up signatory in the offering or in the open market. In the case of any transfer or distribution pursuant to clause (b) or (c), no filing under the Exchange Act or other public announcement shall be required or voluntarily made during the applicable period referred to above. In the case of a transfer or distribution pursuant to clause (d), no filing under the Exchange Act or other public announcement shall be required or voluntarily made by any party (other than a filing on Form 5 after the expiration of the applicable period referred to above). In the case of a sale or transfer pursuant to clause (f), to the extent a public announcement or filing under the Exchange Act, if any, is required of, or voluntarily made by or on behalf of, the lock-up signatory or us regarding such sale or transfer, such announcement or filing shall include a statement that such transfer is in accordance with an established Trading Plan.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MYOK.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discounts and commissions received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of common stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article

16 of the Prospectus Directive and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors (“Exempt Investors”) available under section 708 of the Corporations Act.

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.”

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law;

d)	as specified in Section 276(7) of the SFA; or

e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore

Notice to prospective investors in Bermuda

Shares of common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to prospective investors in the British Virgin Islands

The shares of common stock are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares of common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), “BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

This prospectus supplement has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the shares of common stock for the purposes of the Securities and Investment Business Act, 2010 (“SIBA”) or the Public Issuers Code of the British Virgin Islands.

Notice to prospective investors in China

This prospectus supplement does not constitute a public offer of shares of common stock, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares of common stock are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares of common stock or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to prospective investors in Korea

The shares of common stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares of common stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of common stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares of common stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of common stock. By the purchase of the shares of common stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of common stock pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares of common stock has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares of common stock, as principal, if the offer is on terms that the shares of common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares of common stock is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan

The shares of common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of common stock in Taiwan.

Notice to prospective investors in South Africa

Due to restrictions under the securities laws of South Africa, the shares of common stock are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

i	the offer, transfer, sale, renunciation or delivery is to:

(a)	persons whose ordinary business is to deal in securities, as principal or agent;

(b)	the South African Public Investment Corporation;

(c)	persons or entities regulated by the Reserve Bank of South Africa;

(d)	authorised financial service providers under South African law;

(e)	financial institutions recognised as such under South African law;

(f)	a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(g)	any combination of the person in (a) to (f); or

ii	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) in South Africa is being made in connection with the issue of the shares of common stock. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the shares of common stock in South Africa constitutes an offer of the shares of common stock in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA relevant persons.

No South African residents or offshore subsidiary of a South African resident may subscribe for or purchase any of the shares of common stock or beneficially own or hold any of the shares of common stock unless specific approval has been obtained from the financial surveillance department of the South African Reserve Bank (the “SARB”) by such persons or such subscription, purchase or beneficial holding or ownership is otherwise permitted under the South African Exchange Control Regulations or the rulings promulgated thereunder (including, without limitation, the rulings issued by the SARB providing for foreign investment allowances applicable to persons who are residents of South Africa under the applicable exchange control laws of South Africa).

Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. The underwriters are being represented in connection with this offering by Latham & Watkins LLP, Menlo Park, California.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information; incorporation by reference

Available information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.myokardia.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of an automatic registration statement on Form S-3 that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by reference

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 17, 2018;

•	Current Reports on Form 8-K filed with the SEC on March 5, 2018, March 8, 2018 (Acc-no: 0001193125-18-075156) (as to Item 8.01 only), April 4, 2018 (as to Item 5.02 only), and May 21, 2018; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 27, 2015 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address: 333 Allerton Ave., South San Francisco, CA 94080; telephone: (650) 741-0900.

You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.myokardia.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of an automatic registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “MYOK.” On March 6, 2018, the closing price for our common stock, as reported on The NASDAQ Global Select Market, was $57.95 per share. Our principal executive office is located at 333 Allerton Ave., South San Francisco, California 94080.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 8, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 27 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context suggests otherwise, all references to “us,” “our,” “MyoKardia,” “we,” the “Company” and similar designations refer to MyoKardia, Inc. and, where appropriate, our subsidiary.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2017, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and any accompanying prospectus supplement or the documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the timing and success of, and our ability to generate positive data from, our planned pivotal Phase 3 clinical trial, EXPLORER–HCM, of mavacamten (formerly known as MYK-461) in symptomatic, obstructive HCM (oHCM) patients, our planned Phase 2 clinical trial, MAVERICK–HCM, of mavacamten in symptomatic non-obstructive HCM (nHCM) patients, our Phase 2 clinical trial, PIONEER–HCM, of mavacamten in symptomatic, obstructive HCM patients, our Phase 1 clinical trials of MYK-491 in healthy volunteers and our Phase 1b clinical trial of MYK-491 in DCM patients;

•	our ability to enroll patients in our clinical trials at the pace that we project;

•	our ability to execute our clinical development plans and obtain regulatory approval for any of our product candidates without the need for large, outcome-based studies;

•	our ability to identify and advance through clinical development any additional product candidates from our precision medicine platform, including from our HCM-2, DCM-2 and LUS-1 programs;

•	our ability to successfully maintain our strategic collaboration with Sanofi;

•	our ability to obtain and maintain intellectual property protection for our precision medicine platform and our product candidates;

•	our ability to successfully build a specialty sales force and commercial infrastructure to market mavacamten and any other product candidates from our programs, if approved, in the United States and any product candidates from our other programs worldwide;

•	our ability to compete with companies currently producing or engaged in the clinical development of treatments for the disease indications that we pursue;

•	our reliance on third parties to conduct our clinical trials and to manufacture drug substance for use in our clinical trials;

•	our ability to retain and recruit key personnel;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our estimates of our expenses, ongoing losses, capital requirements, future revenue and our needs for or ability to obtain additional financing;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our financial performance; and

•	developments and projections relating to our competitors or our industry.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2017, and our Current Reports on Form 8-K to the extent incorporated by reference in this prospectus, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

The forward-looking statements in this prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

THE COMPANY

We are a clinical stage biopharmaceutical company pioneering a precision medicine approach to discover, develop and commercialize targeted therapies for the treatment of serious and neglected rare cardiovascular diseases. Our initial focus is on the treatment of heritable cardiomyopathies, a group of rare, genetically-driven forms of heart failure that result from biomechanical defects in cardiac muscle contraction. We have used our precision medicine platform to generate a robust pipeline of therapeutic programs for the chronic treatment of the two most common forms of heritable cardiomyopathy—hypertrophic cardiomyopathy, or HCM, and dilated cardiomyopathy, or DCM. Our lead candidate, mavacamten, is initially being developed for the treatment of symptomatic oHCM. In a Phase 2 clinical trial, known as PIONEER-HCM, mavacamten achieved statistically significant changes in the primary endpoint of post-exercise left ventricular outflow tract (LVOT) gradient from baseline and demonstrated improvements across key secondary endpoints including New York Heart Association classification, exercise capacity as measured by peak oxygen consumption, or peak VO2, and change in dyspnea scores. In the first half of 2018, we plan to initiate three additional studies of mavacamten—a pivotal Phase 3 clinical trial of oHCM patients known as EXPLORER-HCM; a long-term extension trial of oHCM patients from our Phase 2 trial; and a Phase 2 clinical trial in a second potential indication for mavacamten, symptomatic, non-obstructive HCM known as MAVERICK-HCM. In 2016, mavacamten was granted Orphan Drug Designation by the U.S. Food and Drug Administration, or the FDA, for the treatment of symptomatic oHCM. A second product candidate, MYK-491, for the treatment of DCM, has completed its first-in-human Phase 1 in healthy volunteers and we are currently enrolling patients in a Phase 1b clinical trial.

We have never been profitable and have incurred net losses in each year since inception. Our net loss for the years ended December 31, 2017 and 2016 was $46.0 million and $13.2 million, respectively. As of December 31, 2017, we had an accumulated deficit of $123.8 million. To date, we have not generated any product revenue. We do not expect to receive any revenue from any product candidates that we develop until we obtain regulatory approval and commercialize our products or enter into collaborative agreements with third parties. Substantially all of our net losses have resulted from costs incurred in connection with our research and development programs and from general and administrative costs associated with our operations. As of December 31, 2017, we had $276.4 million of cash and cash equivalents.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We were incorporated in Delaware in June 2012. Our principal executive offices are located at 333 Allerton Ave., South San Francisco, California 94080. Our telephone number is (650) 741-0900 and our e-mail address is info@myokardia.com. Our Internet website address is www.myokardia.com. No portion of our website is incorporated by reference into this prospectus. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on The NASDAQ Global Select Market under the symbol “MYOK”.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus. We paid no dividends on preferred shares during the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented below.

	Years Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	N/A	N/A	N/A	N/A	N/A

For purposes of calculating the ratios in the table above, earnings consist of net loss before income taxes. Fixed charges include any interest expense on indebtedness and an estimate of the interest expense within rental expense. We had no indebtedness for any of the periods presented.

Due to our net losses for the years ended December 31, 2017, 2016, 2015, 2014 and 2013, earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 was approximately $46.0 million, $13.2 million, 22.9 million, $16.8 million, and $12.7  million, respectively.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; working capital; capital expenditures; office expansion; and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, all of which are undesignated preferred stock. As of March 1, 2018, we had 35,923,637 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and nonassessable.

When we issue shares of common stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Undesignated Preferred Stock

Our board of directors is authorized to issue up to 5,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	liquidation preferences;

•	sinking fund terms; and

•	the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

Registration Rights

The holders of certain shares of our common stock, or their permitted transferees, which we refer to as our registrable securities, are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of the investor rights agreement. The investor rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses incurred in connection with registrations under the investor rights agreement will be borne by us, and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The investor rights agreement does not provide for any penalties for delays in registering our registrable securities. We have filed a registration statement on Form S-3 (File No. 333-219220) registering for resale the remaining registrable securities under the investor rights agreement. The registration statement was declared effective on July 21, 2017.

Demand Registration Rights

The holders of our registrable securities are entitled to demand registration rights. Under the terms of the investor rights agreement, we will be required, upon the request of holders of at least 25% of our outstanding registrable securities, to file a registration statement with an anticipated offering amount of at least $3.0 million and use commercially reasonable efforts to effect the registration of these shares for public resale. We are required to effect up to two registrations pursuant to this provision of the investor rights agreement.

Short Form Registration Rights

The holders of our registrable securities are also entitled to short form registration rights. Pursuant to the investor rights agreement, if we are eligible to file a registration statement on Form S-3, upon the request of holders of at least 25% of our outstanding registrable securities to sell registrable securities with an anticipated aggregate offering amount of at least $1.0 million net of certain expenses related to the offering, we will be required to use our commercially reasonable efforts to effect a registration of such shares. We are required to effect up to two registrations in any twelve month period pursuant to this provision of the investor rights agreement.

Piggyback Registration Rights

The holders of our registrable securities are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of our outstanding registrable securities are entitled to include their shares in the registration. Subject to certain exceptions contained in the investor rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten.

Indemnification

Our investor rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expenses of Registration

We will pay the registration expenses, subject to certain limited exceptions contained in the investor rights agreement, of the holders of the shares registered pursuant to the demand, short form and piggyback registration rights described above, including the expenses of one counsel for the selling holders.

Expiration of Registration Rights

The registration rights granted under the investor rights agreement will terminate upon the earlier of (i) certain events constituting a sale of the company, (ii) the consummation of a transaction or series of transactions in which a person, or a group of persons, acquires from our stockholders, shares representing more than 50% of our outstanding voting stock, (iii) at such time when all registrable securities could be sold under Rule 144 of the Securities Act or a similar exemption without limitation during a three-month period without registration or (iv) the third anniversary of our IPO.

Antitakeover Effects of Delaware Law and Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law and of our restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Our restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our restated certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock. Our restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Investor Relations, MyoKardia, Inc., 333 Allerton Ave., South San Francisco, CA 94080; telephone: (650) 741-0900. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC (SEC File No. 001-37609), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018;

•	Current Reports on Form 8-K filed with the SEC on March 5, 2018 and March 8, 2018 (as to Item 8.01 only); and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 27, 2015 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: 333 Allerton Ave., South San Francisco, CA 94080; telephone: (650) 741-0900.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.myokardia.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

3,750,000 shares

Common stock

Prospectus supplement

J.P. Morgan	BofA Merrill Lynch	Credit Suisse	Wells Fargo Securities

May     , 2018